Exhibit 99(a)

Household Home Equity Loan Trust 2002-2


Original Principal Amount            $ 1,290,500,000.00
Number of Class A Notes (000's)               1,290,500



Distribution Date                                          Sum of 07/20/2002 to
                                                                  12/20/2002

                                                                  Total 2002

Principal Payment Amount                                         250,127,479.13

Interest Payment Amount                                           12,473,820.43

Total Payment Amount                                             262,601,299.56